Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,556,212)
Unrealized Gain (Loss) on Market Value of Futures	1,557,751
Dividend Income	105
Interest Income	543
ETF Transaction Fees	350
Total Income (Loss)	$2,537

Expenses
General Partner Management Fees	$9,959
Professional Fees	7,482
Brokerage Commissions	2,721
NYMEX License Fee	249
Non-interested Directors' Fees and Expenses	129
Prepaid Insurance Expense	79
Total Expenses	20,619
Expense Waiver	(8,171)
Net Expenses	$12,448
Net Income (Loss)	$(9,911)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/15	$17,426,328
Additions (50,000 Shares)	2,434,629
Net Income (Loss)	(9,911)

Net Asset Value End of Month	$19,851,046
Net Asset Value Per Share (400,000 Shares)	$49.63

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612